EXHIBIT 99.1

   Winstar Initiates Discussions With Institutional Holders of Its Public Debt

     NEW YORK - (BUSINESS WIRE) - Feb. 14, 2000 - WINSTAR COMMUNICATIONS, INC. (NASDAQ: WCII) announced today that, in response to inquiries by certain holders of its public debt, it has initiated discussions to simplify its debt structure. The company stated that it is considering a series of tender and exchange offers for certain classes of its debt securities, and anticipates funding these transactions through the placement of new institutional debt.

     Any securities that may be issued in this transaction will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in Winstar's SEC reports and other filings.

     Winstar is a registered trademark of Winstar Communications, Inc.

          CONTACT:

                  Winstar Financial Community:
                  Daniel Briggs

                  Director, Capital Market Relations

                  212/792-9032
                  dbriggs@winstar.com
                              or

         Press:
                  Marianne Steiner

                  Vice President, Corporate Communications

                  212/792-9021
                  msteiner@winstar.com